UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): May 25, 2011

HEMACARE CORPORATION

(Exact name of registrant as specified in its charter)

California	000-15223	95-3280412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15350 Sherman Way, Suite 350, Van Nuys, CA 91406

(Address of principal executive offices) (Zip Code)

(818) 226-1968

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The Company held its 2011 Annual Meeting of Shareholders (the “Meeting”) on May 25, 2011 in Van Nuys, California. Of the 9,712,948 shares of common stock outstanding and entitled to vote at the Meeting, 8,257,382 shares were present at the Meeting either in person or by proxy, constituting a quorum of 85.0%. The Company’s shareholders considered and voted upon the following three proposals at the Meeting.

Proposal 1 –   Election of Directors

The holders of the Company’s common stock elected five nominees to serve as directors for a term of one year, ending at the time of the next Annual Meeting of Shareholders in 2012 (or until a successor is duly elected) pursuant to the Company’s bylaws and the applicable laws of the State of California, by the following vote:

Name	For	Withheld	Broker Non-Votes
Julian L. Steffenhagen	2,792,386	1,253,362	4,211,634
Steven B. Gerber M.D.	2,881,586	1,164,162	4,211,634
Teresa S. Sligh M.D.	2,911,692	1,134,056	4,211,634
Terry Van Der Tuuk	2,792,486	1,253,262	4,211,634
Peter C. van der Wal	3,250,592	795,156	4,211,634

Proposal 2 –   Ratification of appointment of Marcum LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2011:

The holders of the Company’s common stock voted to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, by the following vote:

For	Against	Abstain	Broker Non-Votes
7,000,185	1,224,441	32,756	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2011	HEMACARE CORPORATION By /s/ Lisa Bacerra Lisa Bacerra Chief Financial Officer

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